APPENDIX 21.1: PIGGYBACK REGISTRATION

This Appendix 21.1 contains the terms of the registration rights granted to the Investor Member pursuant to section 21.1 of the Investment Agreement (the “Agreement”). Defined Terms used but not defined herein shall have the meanings assigned in the Agreement:

1.	Definitions

1.01 As set forth in this Appendix:

(a) the term “Holders” means all Holders of Registrable Securities, including each Investor Member.

(b) the term “Registrable Securities” means (i) the Preferred A Shares issued pursuant to and in accordance with the Agreement; (ii) any Ordinary Shares into which the Preferred A Shares have been converted; and (iii) any additional securities of the Company issued or issuable to Holders with respect to such shares by way of dividends, bonus shares, share splits, share conversions or exercises of options or warrants. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been effectively registered under the Securities Act or Upon the expiration of the term of this Appendix as provided in Section 7.

(c) the term “Securities Act” means the U.S. Securities Act of 1933, as amended.

(d) the term “Registration Expenses” shall mean all expenses incurred by the Company in compliance with terms hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the reasonable fees for one special counsel for all Holders chosen by the Holders of a majority of the securities included in such registration, provided that all Holders participating in the registration agree to be represented by such counsel, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

(e) the term “registration” means registration under the Securities Act.

(f) the term “Selling Expenses” shall mean all transfer taxes, underwriting discounts and selling commissions applicable to the sale of Registrable Securities, and all fees and disbursements of counsel for any Holder.

2.	Piggyback Registrations

2.01 Right to Piggyback Whenever the Company proposes to register any of its securities under the Securities Act (excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act), and the registration form to be used is suitable for the registration of the Registrable Securities (a “Piggyback Registration”)(it being understood that Form S-4 and Form S-8 may not be used for such purposes), the Company will each such time promptly give written notice to each Holder of its intention to effect such a registration, setting for the approximate date on which the Company proposes to file such registration, which date shall be no earlier than thirty (30) days from the date of such notice, and advising each Holder of its right to have its Registrable Shares included in such registration. Such notice shall state the intended method of disposition of the Registrable Securities by such Holders of Registrable Securities. Subject to the priority provisions of Section 2.02 and except to the extent prohibited by applicable laws, rules, regulation, orders, judgments and decrees, the Company will include in such registration all of the Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the Company gives such notice.

2.02 Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten offering of the Company’s securities and the managing underwriters advise the Company in writing that, in their opinion, marketing factors require a limitation of the number of shares to be underwritten, the Company will include in such registration: (i) first, the Company’s securities and (ii) second, the number of Registrable Securities held by Holders that requested to be included in the registration that, in the opinion of such underwriters, can be sold, allocated pro rata among the Holders on the basis of the number of such Registrable Securities then owned by each such Holder.

2.03 Notwithstanding the provisions of Section 2.01 above the Board of Directors of the Company shall have the right not to permit any piggyback registration if the Board determines in good faith that the registration would be detrimental to the Company.

3)	Registration Expenses

3.01 The Company shall be responsible for Registration Expenses in connection with any registration. The Selling Expenses shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the Registrable Securities so registered.

4)	Preconditions to Participation in Underwritten Registrations

4.01 No Holder of Registrable Securities may participate in any underwritten registration hereunder unless the Holder (i) agrees to sell its Registrable Securities on the basis of the terms provided in any customary underwriting arrangement and (ii) provides all relevant information and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangement.

5)	Registration Procedures

5.01 In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

(a) furnish to each Holder of Registrable Shares covered by such registration statement and each underwriter thereof, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits such number of copies of the prospectus contained in such registration statement filed under Rule 424 under the Securities Act, and such other documents, as such Holder and underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(b) Use commercially reasonable efforts to register or qualify the Registrable Securities under the securities or blue sky laws of such jurisdictions as any Holder may request;

(c) Use commercially reasonable efforts to cause the Ordinary Shares to be listed on a national securities exchange or NASDAQ National Market System;

(d) Notify each Holder of Registrable Shares covered by such registration statement and each underwriter thereof, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company’s discovery that, or upon the happening of any event of which the Company has knowledge as a result of which, the prospectus included in the registration statement, as then in effect, includes an untrue statement of material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder of such underwriter promptly prepare and furnish to such Holder or such underwriter if any, a reasonable number of copies of a prospectus supplemented or amended so that as thereafter delivered to the purchaser of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

6)	Indemnification and Contribution

6.01 Company Indemnity The Company shall indemnify and hold harmless each Holder of Registrable Securities and each of such Holder’s officers, directors, partners, employees, legal counsel and accountants and each party controlling (within the meaning of the Securities Act) such as Holder, and each underwriter, if any, and each party who controls (within the meaning of the Securities Act) such underwriter from and against any and all losses, claims, damages, liabilities, and charges, joint or several (“Claims”), to which any of them may be subject under the Securities Act or any other statute (whether U.S. or Israeli) or at a common law, insofar as such claims arise out of, are based upon, or are in connection with (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement or prospectus under which such securities were sold, or (ii) ( any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation by the Company of the Securities Act or any state or foreign jurisdiction securities laws in connection with each such registration, and shall reimburse each such Holder of Registrable Securities and each of such Holder’s officers, directors, partners, employees, legal counsel and accountants and each party controlling such Holder, and each underwriter, if any, and each party who controls such underwriter entitled to indemnification for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as and when such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such Claim arises out of or is based upon any untrue statement or omission made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter, as the case may be, and/or any person acting on its behalf, and stated to be specifically for use therein.

6.02 Holder Indemnity Each Holder of Registrable Securities shall severally indemnify and hold harmless the Company, each of its officers, directors, partners, employees, legal counsel, and accountants and each party controlling (within the meaning of the Securities Act) the Company, and each underwriter, if any, and each party who controls (within the meaning of Securities Act) such underwriter from and against any and all Claims, to which any of them may be subject under the Securities Act or any other statute (whether U.S. or Israeli) or at common law, insofar as such Claims arise out of, are based upon, or are in connection with (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement or prospectus under which Securities are sold; (ii) any omission or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any other violation by the Company of the Securities Act or any state or foreign jurisdiction securities laws in connection with such registration, and shall reimburse the Company, each of its officers, directors, partners, employees, legal counsel, and accountants, and each underwriter, if any, and each party who controls such underwriter entitled to indemnification for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such Claim, as and when such expenses are incurred; provided, however, that the aforesaid indemnity shall only apply where such Claim or violation results from and/or reliance upon and in conformity with written information furnished to the Company by such Holder of Registrable Securities and/or any person acting on its or their behalf and stated to be specifically for use therein.

6.03 Indemnity Procedure Promptly after receipt by a Holder or by the Company of notice of the commencement of any action, proceeding or investigation in respect of which indemnity may be sought as provided above, such party (the “Indemnitee”) shall notify the party from which indemnification is claimed (the “Indemnitor”). The Indemnitor shall promptly assume the defense of the Indemnitee with counsel reasonably satisfactory to such Indemnitee, and the fees and the expenses of such counsel shall be at the sole cost and expense of the Indemnitor. The Indemnitee will cooperate with the Indemnitor in the defense of any action, proceeding or investigation for which the Indemnitee assumes the defense. The Indemnitor shall not be liable for the settlement by the Indemnitee of any action, proceeding or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall not enter into any settlement in any action, suit or proceeding to which the Indemnitee is a party, unless such settlement includes a general release of the Indemnitee with no payment by the Indemnitee of consideration and without an admission of liability.

6.04 Notice The parties agree promptly to notify each other of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus or registration statement relating to any sale of any Registrable Securities, or of any other litigation or proceedings to which this Section 5 is applicable of which they became aware.

7)	Term

7.01 Subsequent to a registration in which the Investor Member could have participated, the registration rights contained in Section 2 above shall expire as to the Investor Member when each such Investor Member ahs sold in the aggregate not less than 90% of his, hers or its Registrable Shares owned as of the date hereof.

7.02 The Company shall have the right to terminate or withdraw any registration initiated by it under Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

8)	Rule 144 Reporting

8.01   With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) Furnish to the Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

9)	Lock-Up

9.01  In any underwritten registration of the Company’s Ordinary Shares, all Holders of Registrable Shares agree that any sales of Registrable Shares may be subject to a “lock-up” period restricting such sales for up to 90 days (subject to requirement by underwriters for a period not to exceed 180 days). All Holders agree to abide by a customary “lock-up” period of up to 90 days (subject to requirement by underwriters for a period not to exceed 180 days) as is required by the underwriter in a registration under section 2.02 of this Agreement.

Notwithstanding the foregoing provisions of this Section 9.01 (a) the Holders will be subject to the lock-up restrictions for an offering only if the Company’s executive officers, directors and shareholders holding a comparable number of shares are similarly locked-up for such offering and (b) all of the restrictions of this Section 9.01, including any lock-up periods, shall expire and be of no further force or effect on the one year anniversary of the effective date of the Company’s initial public offering (in whatever country it occurs).

10)	New Registration Rights

10.01  For the removal of any doubt, nothing in this Appendix shall limit the Company’s ability to register additional of its securities, including those issued to employees, consultants and service-providers.